Exhibit 99.2

McDonald’s Corporation

Supplemental Information

Quarter and Year Ended December 31, 2004

SUPPLEMENTAL INFORMATION

The purpose of this exhibit is to provide additional information related to McDonald’s Corporation’s results for the fourth quarter and year ended December 31, 2004. This exhibit should be read in conjunction with Exhibit 99.1.

Impact of Foreign Currencies on Reported Results

Management reviews and analyzes business results excluding the effect of foreign currency translation and bases certain compensation plans on these results because it believes they better represent the Company’s underlying business trends. Results excluding the effect of foreign currency translation (also referred to as constant currency) are calculated by translating current year results at prior year average exchange rates.

IMPACT OF FOREIGN CURRENCY TRANSLATION ON REPORTED RESULTS

Dollars in millions

	Reported Amount		Currency Translation Benefit / (Loss)

Quarters ended December 31,	2004	2003	2004

Revenues	$ 5,010.3	$ 4,555.4	$184.9
Combined operating margins*	1,511.6	1,367.7	52.5
Selling, general & administrative expenses	551.4	513.9	(13.7)
Operating income	617.3	367.5	26.4

	Reported Amount		Currency Translation Benefit / (Loss)

Years ended December 31,	2004	2003	2004

Revenues	$19,064.7	$17,140.5	$778.6
Combined operating margins*	5,834.3	5,100.3	229.4
Selling, general & administrative expenses	1,980.0	1,833.0	(57.2)
Operating income	3,540.5	2,832.2	159.5

*	Excludes non-McDonald’s brands

•	Foreign currency translation had a positive impact on the growth rates of consolidated revenues, operating income and earnings per share for the quarter and year, primarily due to the strengthening of the Euro and British Pound.

Revenues

Revenues consist of sales by Company-operated restaurants and fees from restaurants operated by franchisees and affiliates. These fees primarily include rent, service fees and/or royalties that are based on a percent of sales, with specified minimum rent payments.

REVENUES

Dollars in millions

Quarters ended December 31,	2004	2003	% Inc / (Dec)	% Inc / (Dec) Excluding Currency Translation

Company-operated sales
U.S.	$987.3	$932.1	6	6
Europe	1,389.6	1,218.4	14	5
APMEA*	602.5	552.3	9	6
Latin America	272.8	217.6	25	25
Canada	189.5	176.3	7	—
Other**	322.4	301.7	7	7
Total	$3,764.1	$3,398.4	11	7

Franchised and affiliated revenues
U.S.	$682.9	$646.6	6	6
Europe	410.3	365.3	12	3
APMEA*	89.4	83.5	7	2
Latin America	16.2	20.8	(22)	(20)
Canada	45.5	40.0	14	6
Other**	1.9	0.8	n/m	n/m
Total	$1,246.2	$1,157.0	8	4

Total revenues
U.S.	$1,670.2	$1,578.7	6	6
Europe	1,799.9	1,583.7	14	4
APMEA*	691.9	635.8	9	6
Latin America	289.0	238.4	21	21
Canada	235.0	216.3	9	1
Other**	324.3	302.5	7	7
Total	$5,010.3	$4,555.4	10	6

*	APMEA represents Asia/Pacific, Middle East and Africa

**	Other represents non-McDonald’s brands

n/m	Not meaningful

REVENUES

Dollars in millions

Years ended December 31,	2004	2003	% Inc / (Dec)	% Inc / (Dec) Excluding Currency Translation

Company-operated sales
U.S.	$3,828.2	$3,594.4	7	7
Europe	5,173.6	4,498.2	15	5
APMEA	2,390.5	2,158.2	11	7
Latin America	932.8	773.7	21	21
Canada	729.8	631.7	16	8
Other	1,168.9	1,139.2	3	3
Total	$14,223.8	$12,795.4	11	6

Franchised and affiliated revenues
U.S.	$2,697.4	$2,444.9	10	10
Europe	1,562.7	1,376.7	14	3
APMEA	330.8	289.4	14	4
Latin America	75.1	85.1	(12)	(10)
Canada	168.3	146.2	15	7
Other	6.6	2.8	n/m	n/m
Total	$4,840.9	$4,345.1	11	7

Total revenues
U.S.	$6,525.6	$6,039.3	8	8
Europe	6,736.3	5,874.9	15	4
APMEA	2,721.3	2,447.6	11	7
Latin America	1,007.9	858.8	17	18
Canada	898.1	777.9	15	8
Other	1,175.5	1,142.0	3	3
Total	$19,064.7	$17,140.5	11	7

n/m	Not meaningful

•	U.S.: The increase in revenues for the quarter and year was due to the combined strength of the strategic menu, marketing and service initiatives. For the year, franchised and affiliated revenues increased at a higher rate than Company-operated sales due to a higher percentage of franchised restaurants in 2004 than 2003. We remain confident that our combination of initiatives will continue to build on the foundation established and deliver solid results in 2005.

•	Europe: The increase in revenues for both periods was due to strong comparable sales in Russia, which is entirely Company-operated, and positive comparable sales in France, the U.K. and many other markets. However, both periods were negatively impacted by weak results in Germany.

•	APMEA: The increase in revenues for the quarter and year was primarily due to strong performance in China and Australia, as well as positive comparable sales in many other markets.

Comparable sales are a key performance indicator used within the retail industry and are reviewed by management to assess business trends for McDonald’s restaurants. Increases or decreases in comparable sales represent the percent change in constant currency sales from the same period in the prior year for all McDonald’s restaurants in operation at least thirteen months.

COMPARABLE SALES – McDONALD’S RESTAURANTS*

	% Increase / (Decrease)
	Quarters Ended December 31,		Years Ended December 31,
	2004	2003	2004	2003

U.S.	7.2	12.5	9.6	6.4
Europe	1.8	2.1	2.4	(0.9)
APMEA	3.1	1.9	5.6	(4.2)
Latin America	17.8	1.5	13.0	2.3
Canada	0.6	5.6	5.4	—
McDonald’s Restaurants	5.1	7.4	6.9	2.4

*	Excludes non-McDonald’s brands

The following tables present Systemwide sales growth rates along with franchised and affiliated sales for the quarter and year. Systemwide sales include sales at all restaurants, whether operated by the Company, by franchisees or by affiliates. While sales by franchisees and affiliates are not recorded as revenues by the Company, management believes the information is important in understanding the Company’s financial performance because these sales are the basis on which the Company calculates and records franchised and affiliated revenues and are indicative of the financial health of our franchisee base.

SYSTEMWIDE SALES PERCENT INCREASE / (DECREASE)

	Quarter Ended December 31, 2004		Year Ended December 31, 2004
	As Reported % Inc / (Dec)	% Inc / (Dec) Excluding Currency Translation	As Reported % Inc / (Dec)	% Inc / (Dec) Excluding Currency Translation

U.S.	8	8	10	10
Europe	13	3	14	4
APMEA	8	4	12	6
Latin America	18	18	13	13
Canada	10	2	15	7
Other*	5	5	—	—
Total	9	6	12	8

*	Reflects the sale of Donatos Pizzeria and the closing of all Donatos and Boston Market international locations in fourth quarter 2003.

FRANCHISED AND AFFILIATED SALES

Dollars in millions

Quarters ended December 31,	2004	2003	% Inc / (Dec)	% Inc / (Dec) Excluding Currency Translation
U.S.
Franchised sales	$4,954.8	$4,570.0	8	8
Affiliated sales	307.4	295.0	4	4
Total	5,262.2	4,865.0	8	8

Europe
Franchised sales	2,158.7	1,934.7	12	2
Affiliated sales	198.4	173.5	14	5
Total	2,357.1	2,108.2	12	3

APMEA
Franchised sales	752.4	692.1	9	4
Affiliated sales	727.6	692.7	5	2
Total	1,480.0	1,384.8	7	3

Latin America
Franchised sales	166.7	154.0	8	9
Affiliated sales	11.2	9.6	17	12
Total	177.9	163.6	9	9

Canada
Franchised sales	287.8	258.9	11	3
Affiliated sales	33.7	30.2	12	4
Total	321.5	289.1	11	3

Other*
Franchised sales	4.6	10.2	(55)	(55)

Total
Franchised sales	8,325.0	7,619.9	9	6
Affiliated sales	1,278.3	1,201.0	6	3
Total	$9,603.3	$8,820.9	9	6

*	Reflects the sale of Donatos Pizzeria and the closing of all Donatos and Boston Market international locations in fourth quarter 2003.

FRANCHISED AND AFFILIATED SALES

Dollars in millions

Years ended December 31,	2004	2003	% Inc / (Dec)	% Inc / (Dec) Excluding Currency Translation
U.S.
Franchised sales	$19,352.0	$17,369.7	11	11
Affiliated sales	1,210.7	1,157.7	5	5
Total	20,562.7	18,527.4	11	11

Europe
Franchised sales	8,209.4	7,202.7	14	4
Affiliated sales	746.2	670.4	11	2
Total	8,955.6	7,873.1	14	4

APMEA
Franchised sales	2,859.8	2,437.5	17	8
Affiliated sales	2,806.2	2,567.7	9	3
Total	5,666.0	5,005.2	13	5

Latin America
Franchised sales	593.0	576.4	3	4
Affiliated sales	42.5	36.9	15	11
Total	635.5	613.3	4	4

Canada
Franchised sales	1,102.1	975.5	13	5
Affiliated sales	126.7	101.8	24	16
Total	1,228.8	1,077.3	14	6

Other*
Franchised sales	16.0	41.1	(61)	(61)

Total
Franchised sales	32,132.3	28,602.9	12	9
Affiliated sales	4,932.3	4,534.5	9	3
Total	$37,064.6	$33,137.4	12	8

*	Reflects the sale of Donatos Pizzeria and the closing of all Donatos and Boston Market international locations in fourth quarter 2003.

Operating Margins

COMPANY-OPERATED AND FRANCHISED RESTAURANT MARGINS – McDONALD’S RESTAURANTS

Dollars in millions

	Percent		Amount
Quarters ended December 31,	2004	2003	2004	2003	% Inc / (Dec)
Company-operated
U.S.	19.0	18.6	$187.3	$173.2	8
Europe	15.8	16.3	219.5	198.3	11
APMEA	10.2	9.7	61.4	53.3	15
Latin America	11.2	3.5	30.6	7.6	n/m
Canada	14.0	14.9	26.6	26.2	2
Total	15.3	14.8	$525.4	$458.6	15

Franchised
U.S.	80.7	79.7	$551.2	$515.3	7
Europe	76.7	75.8	314.5	276.9	14
APMEA	85.8	87.1	76.7	72.7	6
Latin America	50.6	62.2	8.2	13.0	(37)
Canada	78.1	78.0	35.6	31.2	14
Total	79.3	78.6	$986.2	$909.1	8

	Percent		Amount
Years ended December 31,	2004	2003	2004	2003	% Inc / (Dec)
Company-operated
U.S.	19.1	17.7	$731.3	$634.8	15
Europe	15.6	15.7	807.1	708.0	14
APMEA	11.0	9.9	263.9	212.7	24
Latin America	9.5	6.1	88.7	47.2	88
Canada	15.3	14.6	111.5	92.2	21
Total	15.3	14.5	$2,002.5	$1,694.9	18

Franchised
U.S.	80.7	79.5	$2,176.9	$1,944.9	12
Europe	76.5	75.8	1,195.0	1,043.8	14
APMEA	85.7	85.6	283.4	247.8	14
Latin America	60.1	64.3	45.2	54.7	(17)
Canada	78.0	78.2	131.3	114.2	15
Total	79.3	78.4	$3,831.8	$3,405.4	13

n/m	Not meaningful

•	Combined: Operating margin dollars increased $143.9 million or 11% for the quarter (7% in constant currencies) and
$734.0 million or 14% for the year (10% in constant currencies). The U.S. and Europe segments accounted for almost
85% of the combined margin dollars and more than 75% of the increases in both periods of 2004.

•	U.S.: Company-operated margin percent increased in both periods primarily due to positive comparable sales, partly offset by higher commodity costs and higher staffing levels. Commodity costs are expected to have less of an impact during 2005.

•	Europe: For both periods, the Company-operated margin percentages reflected weak performance in Germany and the U.K. as well as higher commodity costs for the segment. For the year, Russia’s strong performance benefited the Company-operated margin percent.

•	APMEA: The Company-operated margin percent for both periods reflected improved performance in Hong Kong and China and poor performance in South Korea. In addition, Australia’s strong performance for the year benefited the Company-operated margin percent. For the full year 2003, results benefited from SARS-related sales tax relief received from the Chinese government.

•	Latin America: For both periods of 2004, the Company-operated margin percent reflected improved performance, primarily due to Brazil, Argentina and Venezuela.

•	Franchised: The consolidated franchised margin percent increased for both periods primarily due to strong comparable sales in the U.S., partly offset by the impact of increased rent expense resulting from a higher proportion of sites being leased by the Company.

The following table presents margin components as a percent of sales:

COMPANY-OPERATED RESTAURANT EXPENSES AND MARGINS AS A PERCENT OF SALES – McDONALD’S RESTAURANTS

	Quarters Ended December 31,		Years Ended December 31,
	2004	2003	2004	2003

Food & paper	34.3	33.7	34.1	33.7
Payroll & employee benefits	25.7	26.0	26.0	26.4
Occupancy & other operating expenses	24.7	25.5	24.6	25.4
Total Company-operated restaurant expenses	84.7	85.2	84.7	85.5
Company-operated margins	15.3	14.8	15.3	14.5

Selling, General & Administrative Expenses

SELLING, GENERAL & ADMINISTRATIVE EXPENSES

Dollars in millions

Years ended December 31,	2004	2003	% Inc / (Dec)	% Inc / (Dec) Excl Currency Translation Benefit / (Loss)

U.S.	$601.6	$566.8	6	6
Europe	485.4	424.3	14	4
APMEA	189.0	173.3	9	4
Latin America	107.0	101.8	5	5
Canada	64.1	53.6	20	11
Other	96.3	115.1	(16)	(16)
Corporate	436.6	398.1	10	10
Total	$1,980.0	$1,833.0	8	5

•	Selling, general & administrative expenses increased 7% for the quarter (5% in constant currencies) and 8% for the year (5% in constant currencies), partly due to higher performance-based incentive compensation for both periods. Selling, general & administrative expenses as a percent of revenues declined from 10.7% for the year 2003 to 10.4% for the year 2004 and as a percent of Systemwide sales declined from 4.0% in 2003 to 3.9% in 2004.

Other Operating (Income) Expense, Net

OTHER OPERATING (INCOME) EXPENSE, NET

Dollars in millions

	Quarters Ended December 31,		Years Ended December 31,
	2004	2003	2004	2003

Gains on sales of restaurant businesses	$(15.7)	$(12.2)	$(45.0)	$(54.5)
Equity in earnings of unconsolidated affiliates	(19.2)	(12.7)	(60.0)	(36.9)
Impairment and other charges	117.2	407.6	130.5	407.6
Prior years’ lease accounting correction	139.1	—	139.1	—
Other expense	161.4	131.9	276.6	215.4
Total	$382.8	$514.6	$441.2	$531.6

•	Equity in earnings of unconsolidated affiliates for both periods increased primarily due to stronger performance in the U.S. and improved results from our Japanese affiliate.

•	Impairment and other charges included results from the Company’s annual asset and goodwill impairment testing as well as actions or transactions related to items that are unusual or infrequent in nature. The Company does not include these items when reviewing business performance trends, because management does not believe these are indicative of ongoing operations. For the quarter and full year 2004, the asset/goodwill impairment charges related primarily to South Korea, and the full year 2004 also included the write-off of goodwill in Thailand. Impairment and other charges for the quarter and full year 2003 included $237.0 million related to the disposition of certain non-McDonald’s brands; $147.7 million primarily related to impairment in Latin America; $35.1 million related to the revitalization plan actions of our Japanese affiliate; $29.6 million for restaurant closings associated with strategic actions in Latin America; and a favorable adjustment to the 2002 charge for restaurant closings of $41.8 million due to about 85 fewer closings.

•	Like other companies in the restaurant industry, McDonald’s recently reviewed its accounting practices with respect to leasing transactions. Following this review and in consultation with its external auditors, McDonald’s has corrected an error in its practices to conform the lease term used in calculating straight-line rent expense with the term used to amortize improvements on leased property. The result of the correction is primarily to accelerate the recognition of rent expense under certain leases that include fixed-rent escalations by revising the computation of straight-line rent expense to include these escalations for certain option periods. As the correction relates solely to accounting treatment, it does not affect McDonald’s historical or future cash flow or the timing of payments under the related leases and its effect on the Company’s full year earnings per share, cash from operations and shareholders’ equity is immaterial. Adjustments of $20.8 million pretax ($13.0 million after tax or $0.01 per share) for the current year and $139.1 million pretax ($91.5 million after tax or $0.07 per share) for prior periods are recorded in the current quarter. These adjustments primarily impact the U.S., China, Boston Market and Chipotle. Other markets were less significantly impacted, as many of the leases outside of the U.S. do not contain fixed-rent escalations.

•	Other expense for both periods of 2004 reflected higher losses on asset dispositions, certain costs incurred to acquire restaurants owned by litigating franchisees in Brazil and provisions for certain contingencies, partly offset by lower provisions for uncollectible receivables in 2004 compared with 2003.

Operating Income

OPERATING INCOME

Dollars in millions

Quarters ended December 31,	2004	2003	% Inc / (Dec)	% Inc / (Dec) Excluding Currency Translation

U.S.	$432.6	$502.1	(14)	(14)
Europe	367.7	358.3	3	(6)
APMEA	(52.2)	17.6	n/m	n/m
Latin America	(18.3)	(155.7)	88	89
Canada	47.2	48.8	(3)	(10)
Other	(31.1)	(271.7)	89	88
Corporate	(128.6)	(131.9)	3	3
Total	$617.3	$367.5	68	61

Years ended December 31,	2004	2003	% Inc / (Dec)	% Inc / (Dec) Excluding Currency Translation

U.S.	$2,181.4	$1,982.1	10	10
Europe	1,471.1	1,339.1	10	—
APMEA	200.4	226.3	(11)	(20)
Latin America	(19.6)	(170.9)	89	91
Canada	178.0	163.2	9	2
Other	(16.4)	(295.1)	94	94
Corporate	(454.4)	(412.5)	(10)	(10)
Total	$3,540.5	$2,832.2	25	19

n/m	Not meaningful

•	U.S.: Both periods of 2004 were positively impacted by higher combined margins partly offset by higher selling, general & administrative expenses. In 2004, the fourth quarter and full year included charges related to the lease accounting correction of $70.0 million as well as impairment charges of $9.8 million. Fourth quarter 2003 included a favorable adjustment of
•	$11.4 million related to 2002 impairment and other charges.

•	Europe: In both periods of 2004, operating income in constant currencies reflected strong results in France and Russia as well as improved performance in Italy, partly offset by poor performance in the U.K. Results in Germany benefited the full year but had a negative impact on the quarter. Despite improving performance in the first three weeks of 2005, we expect the economic challenges in Germany to continue to impact our performance in the near-term. In 2004, the results included charges related to impairment of $25.6 million ($0.6 million lower in constant currencies) for the quarter and full year. In 2003, the quarter included a favorable adjustment of $20.0 million related to the 2002 charges.

•	APMEA: Operating income in constant currencies for both periods benefited from improved performance in Hong Kong and China, but was negatively impacted by poor performance in South Korea. For the full year, Australia’s strong performance continued to benefit operating income. Additionally, full year 2003 results benefited from sales tax relief in China. Results in both periods of 2004 included charges related to the lease accounting correction of $45.7 million ($0.8 million lower in constant currencies) as well as asset and goodwill impairment charges of $79.7 million ($9.3 million lower in constant currencies) for the quarter and $93.0 million
($9.6 million lower in constant currencies) for the year. Results for both periods in 2003 included impairment and other charges of $54.9 million, primarily related to the revitalization plan actions in Japan, and goodwill impairment in certain markets.

•	Latin America: In 2004, the fourth quarter and full year included certain costs incurred to acquire restaurants owned by litigating franchisees in Brazil. Both periods of 2003 reflected significantly higher provisions for uncollectible receivables compared with 2004, as well as charges of $108.9 million related to goodwill impairment and restaurant closings.

•	Other: Results for both periods in 2004 included charges related to the lease accounting correction of $39.0 million. In 2003, results included charges of $266.0 million related to the disposition of certain non-McDonald’s brands and impairment.

Interest, Nonoperating (Income) Expense and Income Taxes

•	For the quarter, interest expense reflected lower debt levels, offset by stronger foreign currencies and higher average interest rates. Interest expense decreased for the year due to lower debt levels and average interest rates, partly offset by stronger foreign currencies.

•	In 2004, nonoperating (income) expense for the quarter and year included a gain of $49.3 million related to the sale of the Company’s interest in a U.S. real estate partnership as well as higher interest income.

•	The effective income tax rate was 30.6% for fourth quarter 2004 and 28.9% for the year 2004 compared with 53.0% for fourth quarter 2003 and 35.7% for the year 2003. The effective income tax rate for the full year 2004 was lowered by an international transaction and the utilization of capital loss carryforwards, both of which impact 2004 only. In 2003, the effective income tax rates were negatively impacted by certain restaurant closing/asset impairment charges that were not tax affected, while 2004 has a lesser amount of such items.

Outlook

The information provided below is as of January 2005.

•	McDonald’s expects net restaurant additions to add slightly more than one percentage point to sales growth in 2005 (in constant currencies). Most of this anticipated growth will result from restaurants opened in 2004.

In 2004, the Company opened 628 McDonald’s restaurants (430 traditional and 198 satellites). In 2005, the Company expects to open about 700 McDonald’s restaurants (550 traditional and 150 satellite restaurants). In 2004, McDonald’s restaurant additions, net of closings, totaled 309 (245 traditional and 64 satellites) and are expected to total about
350 (325 traditional and 25 satellite restaurants) in 2005.

•	McDonald’s does not provide specific guidance on changes in comparable sales. However, as a perspective, assuming no change in cost structure, a one percentage point increase in U.S. comparable sales would increase annual earnings per share by about 2 cents. Similarly, an increase of one percentage point in Europe’s comparable sales would increase annual earnings per share by about 1.5 cents.

•	McDonald’s expects full year 2005 selling, general & administrative expenses to be relatively flat to up slightly in constant currencies and to decline as a percent of revenues and Systemwide sales compared with 2004.

•	A significant part of McDonald’s operating income is from outside the U.S., and about 70% of total debt is denominated in foreign currencies. Accordingly, earnings are affected by changes in foreign currency exchange rates, particularly the Euro and the British Pound. If the Euro and the British Pound both move 10% in the same direction (compared with 2004 average rates), McDonald’s annual earnings per share would change about 6 cents to 7 cents. In 2004, foreign currency translation benefited diluted earnings per share by 6 cents.

•	For 2005, the Company expects its net debt principal repayments to be approximately $600 million to $800 million. At the end of 2004, McDonald’s debt-to-capital ratio was 39%. We plan to maintain a debt-to-capital ratio of 35% to 40% in the near term. The Company expects interest expense to be relatively flat compared with 2004, based on current interest and foreign currency exchange rates and after considering repayments.

•	McDonald’s expects capital expenditures for 2005 to be approximately $1.7 billion, reflecting higher reinvestment and stronger foreign currencies.

•	McDonald’s expects to return at least $1.3 billion to shareholders through dividends and share repurchases in 2005.

McDONALD’S CORPORATION

CONSOLIDATED BALANCE SHEET

Dollars in millions	December 31, 2004	December 31, 2003

ASSETS
Current assets
Cash and equivalents	$1,447.9	$ 492.8
Accounts and notes receivable	745.5	734.5
Inventories	147.5	129.4
Prepaid expenses and other current assets	516.9	528.7
Total current assets	2,857.8	1,885.4

Other assets
Investment in and advances to affiliates	1,109.9	1,089.6
Goodwill, net	1,828.3	1,665.1
Miscellaneous	1,338.4	1,273.2
Total other assets	4,276.6	4,027.9

Property and equipment
Property and equipment, at cost	30,571.6	28,740.2
Accumulated depreciation and amortization	(9,868.5)	(8,815.5)
Net property and equipment	20,703.1	19,924.7
Total assets	$27,837.5	$25,838.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$714.3	$ 577.4
Income taxes	369.3	395.9
Other taxes	245.1	222.0
Accrued interest	179.4	193.1
Accrued restructuring and restaurant closing costs	71.5	115.7
Accrued payroll and other liabilities	1,116.7	918.1
Current maturities of long-term debt	862.2	388.0
Total current liabilities	3,558.5	2,810.2

Long-term debt	8,357.3	9,342.5
Other long-term liabilities and minority interests	976.7	699.8
Deferred income taxes	743.5	1,003.6

Shareholders’ equity
Common stock	16.6	16.6
Additional paid-in capital	2,186.0	1,837.5
Unearned ESOP compensation	(82.8)	(90.5)
Retained earnings	21,755.8	20,172.3
Accumulated other comprehensive income (loss)	(96.0)	(635.5)
Common stock in treasury	(9,578.1)	(9,318.5)
Total shareholders’ equity	14,201.5	11,981.9
Total liabilities and shareholders’ equity	$27,837.5	$25,838.0

RESTAURANT INFORMATION

SYSTEMWIDE RESTAURANTS

At December 31,	2004	2003	Inc / (Dec)

U.S*	13,673	13,609	64

Europe
Germany*	1,262	1,244	18
United Kingdom	1,250	1,235	15
France	1,034	1,008	26
Spain	345	336	9
Italy	331	326	5
Other	2,065	2,037	28
Total Europe	6,287	6,186	101

APMEA
Japan*	3,774	3,773	1
Australia	729	729	—
China	639	576	63
Taiwan	346	346	—
South Korea	337	344	(7)
Other	1,742	1,707	35
Total APMEA	7,567	7,475	92

Latin America
Brazil	549	549	—
Mexico	304	281	23
Other	754	748	6
Total Latin America	1,607	1,578	29

Canada*	1,362	1,339	23

Other	1,065	942	123

Systemwide restaurants	31,561	31,129	432

Countries	119	119	—

*	At December 31, 2004 reflects the following satellites: U.S. 1,341; Germany 107; Japan 1,793; Canada 378.

At December 31, 2003: U.S. 1,307; Germany 90; Japan 1,814; Canada 350.

SYSTEMWIDE RESTAURANTS BY TYPE

At December 31,	2004	2003	Inc / (Dec)

U.S.
Operated by franchisees	10,989	10,860	129
Operated by the Company	2,002	2,034	(32)
Operated by affiliates	682	715	(33)
	13,673	13,609	64
Europe
Operated by franchisees	3,652	3,614	38
Operated by the Company	2,358	2,307	51
Operated by affiliates	277	265	12
	6,287	6,186	101
APMEA
Operated by franchisees	2,279	2,284	(5)
Operated by the Company	2,264	2,245	19
Operated by affiliates	3,024	2,946	78
	7,567	7,475	92
Latin America
Operated by franchisees	501	585	(84)
Operated by the Company	1,081	972	109
Operated by affiliates	25	21	4
	1,607	1,578	29
Canada
Operated by franchisees	795	776	19
Operated by the Company	474	472	2
Operated by affiliates	93	91	2
	1,362	1,339	23
Other
Operated by franchisees	32	13	19
Operated by the Company	1,033	929	104
	1,065	942	123
Systemwide
Operated by franchisees	18,248	18,132	116
Operated by the Company	9,212	8,959	253
Operated by affiliates	4,101	4,038	63
	31,561	31,129	432

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. A list of the factors that could cause actual results to differ materially from those expressed in, or underlying, our forward-looking statements are detailed in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports.

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